UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

KENTUCKY FIRST FEDERAL BANCORP

(Exact name of registrant as specified in its charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, the Board of Directors (the “Board”) of Kentucky First Federal Bancorp (the “Company”) appointed R. Clay Hulette as a director of the Company, effective August 29, 2024, for an initial term expiring at the 2024 annual meeting of stockholders or until his successor shall have been duly elected and qualified. The Board of Directors of the Company has also nominated Mr. Hulette for election at the Company’s 2024 annual meeting of stockholders to serve for a term expiring in 2026. At this time, Mr. Hulette has not been named to serve on any committee of the Company, and the Board has not identified any committee to which he is expected to be appointed. Mr. Hulette’s appointment will fill the vacancy created by the recent retirement of Tony D. Whitaker from the Board of Directors of the Company.

Mr. Hulette previously served as Vice President, Treasurer and Chief Financial Officer of the Company from its inception in March 2005 until his retirement on January 2, 2024. Mr. Hulette also served as Vice President and Chief Financial Officer of Frankfort First Bancorp, Inc., a subsidiary of the Company from 2000 until his retirement, served as President of First Federal Savings Bank of Kentucky (“First Federal of Kentucky”), a subsidiary of the Company, from March 2007 until his retirement, and served as Frankfort Area President of First Federal of Kentucky from January 2013 until his retirement. Mr. Hulette currently serves as a director of First Federal of Kentucky, a position he has held since January 2012.

For his service on the Company’s Board, Mr. Hulette will receive the standard non-employee director compensation, prorated for the portion of the fiscal year that he serves. The Company’s non-employee director compensation program is described under the heading “Director Compensation” in the Company’s most recent proxy statement as filed with the Securities and Exchange Commission on October 12, 2023, which description is incorporated herein by reference.

Mr. Hulette’s spouse, Teresa Hulette, serves as Executive Vice President of First Federal of Kentucky. Since July 1, 2023, Mrs. Hulette’s aggregate compensation totaled approximately $122,000.

Item 8.01	Other Events.

On September 4, 2024, the Company issued a press release announcing the selection of Walter G. Ecton, Jr. as Chair of the Company’s Board of Directors and the appointment of Mr. Hulette as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: September 4, 2024	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Executive Officer

2